Exhibit 107

Calculation of Filing Fee Tables

Form S-3

(Form Type)

Lincoln Educational Services Corporation

(Exact Name of Registrant as Specified in its Charter)

Table 1: Newly Registered and Carry Forward Securities

	Security Type	Security Class Title	Fee Calculation or Carry Forward Rule	Amount Registered	Proposed Maximum Offering Price Per Unit	Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee
Fees to Be Paid	Equity	Common Stock, no par value per share	-	(1)-	(2)	(2)	-	-
	Equity	Preferred Stock, no par value per share	-	(1)	(2)	(2)	-	-
	Debt	Debt Securities	-	(1)	(2)	(2)	-	-
	Unallocated (Universal) Shelf		457(o)	(1)	(2)	$150,000,000.00 (1) (2)	0.00015310	$22,965.00 (3)
Fees Previously Paid	-	-	-	-	-	-	-	-
Total Offering Amounts						$150,000,000.00	0.00015310	$22,965.00
Total Fees Previously Paid								-
Total Fee Offsets								$9,735.00
Net Fee Due								$13,230.00 (4)

Table 2: Fee Offset Claims and Sources

	Registrant or Filer Name	Form or Filing Type	File Number	Initial Filing Date	Filing Date	Fee Offset Claimed	Security Type Associated with Fee Offset Claimed	Security Title Associated with Fee Offset Claimed	Unsold Securities Associated with Fee Offset Claimed	Unsold Aggregate Offering Amount Associated with Fee Offset Claimed	Fee Paid with Fee Offset Source
Rule 457(p)
Fee Offset Claims	Lincoln Educational Services Corporation	Form S-3	333-248506	August 31, 2020	-	$9,735.00	Unallocated (Universal) Shelf (4)	Unallocated (Universal) Shelf (4)	Unallocated (Universal) Shelf (4)	$75,000,000.00 (4)	-
Fees Offset Sources	Lincoln Educational Services Corporation	Form S-3	333-248506	-	August 31, 2020	-	-	-	-	-	$9,735.00

(1)
There are being registered pursuant to this registration statement such indeterminate number of shares of common stock and preferred stock and such indeterminate principal amount of debt securities as may be offered from time to time pursuant to the prospectus contained in the registration statement with an aggregate initial offering price not to exceed $150,000,000.00. The securities registered hereunder may be sold by the issuer separately, together or as units with other securities registered hereunder. If any debt securities are issued at an original issue discount, the offering price of such debt securities shall be in such greater principal amount as shall result in an aggregate initial offering price not to exceed $150,000,000.00, less the aggregate dollar amount of all securities previously issued pursuant to this registration statement. Separate consideration may or may not be received for securities that are issuable upon conversion of, or in exchange for, or upon exercise of, convertible securities. Pursuant to Rule 416 under the Securities Act, the registration statement shall be deemed to cover an indeterminate number of additional securities as a result of share splits, share dividends or similar transactions.

(2)
Pursuant to Rule 457(o) and Instruction 2.A.iii.b. on Item 16(b) of Form S-3 under the Securities Act of 1933, as amended (the “Securities Act”), which permit the registration fee to be calculated on the basis of the maximum offering price of all securities listed, the table does not specify information as to the amount registered or the proposed maximum offering price permit unit.

(3)	Calculated by multiplying the aggregate maximum offering price of $150,000,000.00 by the fee rate of 0.00015310.

(4)
Pursuant to Rule 457(p) under the Securities Act, the registrant is offsetting $9,735.00 of the fee associated with this registration statement from the fee previously paid by the registrant associated with the unsold securities registered under the registrant’s prior unallocated (universal) shelf registration statement on Form S-3 of its common stock, preferred stock and debt securities filed on August 31, 2020, as amended by Amendment No. 1 to Form S-3 filed on October 6, 2024  (File  No. 333-248506) (the “Prior Registration Statement”), which has terminated and has expired pursuant to Rule 415(a)(5) of the Securities Act because more than three years have elapsed since the initial effective date of the Prior Registration Statement. No securities were sold by registrant under the Prior Registration Statement.